Seasoned Healthcare Executive Albert P. Parker Appointed

Chief Operating Officer of OncoCyte

ALAMEDA, Calif., August 9, 2018 — OncoCyte Corporation (NYSE American: OCX), a developer of novel, non-invasive liquid biopsy tests for the early detection of cancer, today announced the appointment of Albert P. Parker, a seasoned industry executive with over 25 years of pharmaceutical, biotech and healthcare experience, as Chief Operating Officer.

“I welcome Al to OncoCyte and I, along with the other senior executives, look forward to his many contributions,” commented William Annett, President and CEO. “His business development and operational expertise enhances the team and increases our depth as we further advance the development of DetermaVu™, our liquid biopsy lung cancer diagnostic test, toward commercialization in 2019.”

Prior to joining the Company, Mr. Parker served as the Managing Shareholder of GC Legal Advisors, where he represented and advised public and privately held companies primarily in the life sciences industry. Mr. Parker has extensive experience working with companies to maximize commercial and strategic opportunities and has played a central role on numerous business development transactions. An attorney with global experience, Mr. Parker has developed deep cultural intelligence managing diverse and cross-functional teams in highly matrixed environments. Among his prior roles, Mr. Parker has served as Executive Vice President, General Counsel and Corporate Secretary at Sunovion Pharmaceuticals, Senior Vice President & Chief Counsel for Wyeth Pharmaceuticals, and Partner at Schnader Harrison Segal & Lewis, L.L.P.

“OncoCyte’s focus on creating innovation in liquid biopsies, combined with its lead product DetermaVu, provides for unique strategic and operational growth opportunities and I am excited to join the team,” commented Mr. Parker.

About DetermaVuTM

DetermaVuTM is OncoCyte’s confirmatory, non-invasive, liquid biopsy test intended to facilitate clinical decision making in lung cancer diagnosis. DetermaVu™ is being developed as an intermediate step to confirm the absence of cancer between imaging modalities (LDCTs) detecting suspicious lung nodules and downstream invasive procedures that determine if the nodules are malignant. OncoCyte estimates that a $4.7 billion annual market could develop in the U.S. for its confirmatory lung cancer liquid biopsy test, depending on market penetration and reimbursable pricing.

DetermaVuTM is a trademark of OncoCyte Corporation.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel, non-invasive blood and urine (“liquid biopsy”) diagnostic tests for the early detection of cancer. Early detection of cancer can improve health outcomes, reduce the cost of care, and improve patients’ quality of life. Liquid biopsy diagnostic tests like those OncoCyte is developing may reduce the need for costlier and riskier diagnostic procedures such as invasive biopsy and cystoscopic procedures. OncoCyte’s development pipeline is focused on non-invasive confirmatory diagnostic tests for lung, breast, and bladder cancer. OncoCyte’s tests are being developed using proprietary sets of genetic and protein molecular markers that differentially express in specific types of cancer. OncoCyte conducts ongoing research to identify additional molecular markers, acquire or license markers and related technology, and develop tests based on those markers.

OncoCyte Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, and maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly as such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings. OncoCyte disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contacts

EVC Group LLC

Matt Haines / Michael Polyviou

917-733-9297 / 732-933-2754

mhaines@evcgroup.com / mpolyviou@evcgroup.com